NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO REGISTRATION OR EXEMPTION OR SAFE HARBOR THEREFROM.

US $36,000.00

BRAZIL GOLD CORP.

PROMISSORY NOTE

THIS Note is a duly authorized issuance of up to $36,000.00 of BRAZIL GOLD CORP., a Nevada corporation (the "Company") designated as its Note.

FOR VALUE RECEIVED, the Company promises to pay to CONRAD HUSS the registered holder hereof (the "Holder"), the principal sum of thirty six thousand and 00/100 Dollars (US $36,000.00) upon demand. The principal of this Note is payable in United States dollars, at the address last appearing on the Note Register of the Company as designated in writing by the Holder. The Company will pay the outstanding principal amount of this Note in cash to the registered holder of this Note.   The forwarding of such wire transfer shall constitute a payment hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum represented by such check or wire transfer plus any amounts so deducted.  This Note is convertible at the option of the Holder into shares of common stock of the Company at a price per share equal to $0.001.

This Note is subject to the following additional provisions:

1.

This Note has been issued subject to investment representations of the original purchaser hereof, who is an accredited investor and officer of the Company, and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws.  In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Note in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

2.

No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Company.  This Note supersedes and replaces all prior notes between the Company and Mr. Huss including but not limited to an outstanding promissory note dated July 1, 2013 in the principal amount of $24,000 payable to Conrad Huss, and will be issued in lieu of cash compensation to Mr. Huss for fiscal 2013.

3.

This Note shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal or state courts whose districts encompass any part of the State of New York in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

4.

The following shall constitute an "Event of Default":

a.

The Company shall default in the payment of principal on this Note and same shall continue for a period of five (5) days; or

b.

Any of the representations or warranties made by the Company herein, in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Note shall be false or misleading in any material respect at the time made; or

c.

The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Note and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder of such failure; or

d.

The Company shall make an assignment for the benefit of creditors or commence proceedings for its dissolution; or apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

e.

A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

f.

Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

h.

Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Thousand ($200,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

g.

Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of; consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

h.

The Company shall have its Common Stock suspended or delisted from an exchange or over-the-counter market from trading for in excess of five trading days.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holders sole discretion, the Holder may consider all obligations under this Note immediately due and payable within five (5) days of notice, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holders rights and remedies provided herein or any other rights or remedies afforded by law.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:  January 28, 2014

BRAZIL GOLD CORP.

__________________________________________________________

By:  Conrad Huss

Title: Chief Executive Officer

HOLDER

__________________________________________________________

Conrad Huss, Individually

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